Exhibit 4.1

ENBRIDGE INC.

OFFICERS’ CERTIFICATE
PURSUANT TO SECTIONS 102, 201, AND 301 OF THE INDENTURE

We, Maximilian G. Chan, Vice President, Treasury & Enterprise Risk, and Karen K.L. Uehara, Vice President & Corporate Secretary, of Enbridge Inc., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (the “Company”), in connection with the issuance by the Company on the date hereof of US$500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2023 (the “Notes”), each hereby certify pursuant to Sections 102, 201 and 301 of the Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, and as further amended and supplemented by the Sixth Supplemental Indenture, dated as of May 13, 2019, between the Trustee, the Company, Spectra Energy Partners, LP, a Delaware limited partnership (“SEP”), and Enbridge Energy Partners, L.P., a Delaware limited partnership (“EEP” and, together with SEP, the “Guarantors”) (the indenture as amended and supplemented, the “Indenture”), that:

1.	The undersigned has read all of the conditions (including all definitions relating thereto) set forth in the Indenture for the authorization, issuance, authentication and delivery of the Notes.

2.	The undersigned has examined the documents submitted by the Company to the Trustee relating to the Notes and certain other Company documents and records, including the Resolutions of the Board of Directors of the Company (the “Board”) referred to below and the actions of the Vice President, Treasury & Enterprise Risk and the Vice President & Corporate Secretary of the Company referred to below.

3.	The undersigned has made such examination or investigation as is necessary to enable him or her, as the case may be, to express the informed opinion set forth in Paragraph 4 of this Certificate.

4.	In the opinion of the undersigned, the conditions of the applicable provisions of the Indenture have been complied with in connection with the issuance of the Notes.

5.	On February 16, 2021, in accordance with the Resolutions approved by the Board of Directors of the Company at meetings of the Board held on February 12 and 13, 2019 and December 1, 2020, certain of the Authorized Officers (as defined in the Resolutions), following discussions by telephone among the officers of the Company and the Underwriters (as defined below) with respect to the terms to be established in respect of the issue and sale of the Notes to the several Underwriters pursuant to the Underwriting Agreement, dated as of February 16, 2021, among the Company and each of the Guarantors and Deutsche Bank Securities Inc. and TD Securities (USA) LLC (the “Underwriters”), and the resale by the Underwriters of the Notes to the public, agreed upon and set the terms concerning the issue of the Notes, in accordance with Section 301 of the Indenture. The terms and form of the Notes are attached hereto as Exhibits A and B, respectively.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Certificate on behalf of the Company as of this 19th day of February, 2021.

Enbridge Inc.

By:	/s/ Maximilian G. Chan
Name: Maximilian G. Chan
Title: Vice President, Treasury & Enterprise Risk

By:	/s/ Karen K.L. Uehara
Name: Karen K.L. Uehara
Title: Vice President & Corporate Secretary

[Signature Page to Officer’s Certificate Pursuant to Indenture]

Exhibit A

A-1

Terms of US$500,000,000 Floating Rate Senior Notes due 2023

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

(1)	Title of Securities: “Floating Rate Senior Notes due 2023” (the “Notes”).

(2)	Total Aggregate Principal Amount of Notes to be initially issued and sold to the Underwriters for Resale to the Public: US$500,000,000. The Company may, at any time, and from time to time, issue additional Notes under the Indenture in unlimited amounts having the same terms as the Notes, and such additional Notes will, together with the then existing Notes and any notes which may be issued in exchange or substitution therefor, constitute a single series of notes under the Indenture.

(3)	Guarantees: In accordance with Section 1401 of the Indenture, the Notes are guaranteed by both Guarantors.

(4)	Maturity Date: February 17, 2023 (the “Maturity Date”).

(5)	Interest: The Notes will bear interest at a rate equal to Compounded SOFR (as defined below) plus 0.40% per annum (40 basis points) (the “Margin”); provided, that the rate shall not be less than 0.00%.

(a) If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below) (other than the Interest Payment Date that is also the Maturity Date), the Interest Payment Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date or a Redemption Date (as defined below) is not a Business Day, payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Maturity Date or such Redemption Date. If the Notes are redeemed, unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Notes called for redemption.

(b) Interest on the Notes will accrue from February 19, 2021.

(c) The Notes will bear interest at a rate of Compounded SOFR for the applicable Interest Period or Initial Interest Period (each as defined below) plus the Margin; The “Initial Interest Period” will be the period from and including the original issue date to but excluding the initial Interest Payment Date. Thereafter, each “Interest Period” will be the period from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date; provided, that the final Interest Period for the Notes will be the period from and including the Interest Payment Date immediately preceding the Maturity Date of such Notes to but excluding the Maturity Date.

A-2

(d) The amount of interest accrued and payable on the Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (1) the Interest Rate for the relevant Interest Period multiplied by (2) the quotient of the actual number of days in such Interest Period divided by 360.

(e) Compounded SOFR

(i) The Trustee or its successor appointed by the Company, will act as calculation agent (the “Calculation Agent”). “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“d0” for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR in respect of that day “i”;

“ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

“d” is the number of calendar days in the relevant Observation Period;

“Observation Period” is (i) in respect of each Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the Interest Payment Determination Date for such Interest Period and (ii) in respect of the payment of any interest in connection with any redemption of the Notes, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in the Interest Period in which such redemption occurs to, but excluding, the date that is two U.S. Government Securities Business Days before such redemption;

A-3

“U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities; and

“Interest Payment Determination Date” is the date that is two U.S. Government Securities Business Days before each Interest Payment Date.

(ii) For the calculations set forth herein, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.

(iii) For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2) if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

(iv) Notwithstanding anything to the contrary herein or in the Notes, if the Company or its designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment in its sole discretion with no liability therefor, a successor calculation agent, or such other designee of the Company acting as its agent as described in these benchmark transition provisions (any of such entities, a “Designee”)) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth in Section 5(f), below, will thereafter apply to all determinations of the rate of interest payable on the Notes.

A-4

(v) For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

(f) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. If the Company or its Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii) Decisions and Determinations. Any determination, decision or election that may be made by the Company or its Designee pursuant to the benchmark replacement provisions described in this Section 5(f), including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) if made by the Company, will be made in its sole discretion;

(3) if made by the Company’s Designee, will be made after consultation with the Company, and the Designee will not make any such determination, decision or election to which the Company objects; and

(4) shall become effective without consent from any other party.

(j) For purposes of this Section 5, the following defined terms apply:

“Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

A-5

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its Designee as of the Benchmark Replacement Date:

(i)            the sum of: (1) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (2) the Benchmark Replacement Adjustment;

(ii)           the sum of: (1) the ISDA Fallback Rate and (2) the Benchmark Replacement Adjustment; and

(iii)          the sum of: (1) the alternate rate of interest that has been selected by the Company or its Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (2) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its Designee as of the Benchmark Replacement Date:

(i)            the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(ii)           if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(iii)          the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its Designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its Designee determines is reasonably practicable).

A-6

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(i)            in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(ii)           in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(i)            a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(ii)           a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(iii)          a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

A-7

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(6)	Interest Payment Dates: February 17, May 17, August 17 and November 17 of each year, beginning May 17, 2021, subject to adjustment if any such day is not a Business Day.

(7)	Regular Record Dates for Interest Payable on any Interest Payment Date: The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes (or one or more Predecessor Securities) is registered on the close of business of (i) if the Notes are issued as Global Securities, the day immediately preceding the Interest Payment Date or (ii) if the Notes are issued in in definitive form, the 15th calendar day preceding each Interest Payment Date, in each case, whether or not a Business Day. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in the Indenture.

A-8

(8)	Place of Payment for the Notes: The place of payment of the principal of (and premium, if any) and any such interest on the Notes will be the office or agency of the Company maintained for that purpose, which initially shall be the Trustee’s corporate trust office in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

(9)	Optional Redemption: Other than as described in Paragraph (11) below, the Notes are not redeemable prior to their maturity.

(10)	Additional Amounts: The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

A-9

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Corporation or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

A-10

The Company will furnish to the Holders of the Notes by mail, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in the Notes or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

(11)	Tax Redemption: The Notes will be subject to redemption at any time at a Redemption Price equal to the principal amount of the Notes, together with accrued and unpaid interest to the Redemption Date, upon the giving of notice by first-class mail at least 10 days, but not more than 60 days, before the Redemption Date to each Holder of the Notes to be redeemed, if the Company (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Company’s successor’s jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after February 16, 2021, the Company has or will become obligated to pay, on the next Interest Payment Date for the Notes, additional amounts with respect to any notes of the series as described above, or (2) on or after February 16, 2021, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Company’s successor’s jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Company’s counsel, will result in the Company becoming obligated to pay, on the next Interest Payment Date, additional amounts with respect to any note of the series, and the Company has determined that the obligation cannot be avoided by the use of reasonable available measures.

(12)	Denominations: The Notes are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof.

(13)	Sinking Fund: The Notes will not be subject to any sinking fund.

A-11

(14)	Defeasance and Covenant Defeasance: The Notes will be subject to defeasance and discharge as provided in Sections 1302 and 1303 of the Indenture.

(15)	Form of Securities: The Notes will be initially represented by fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company (the “Depositary”), and registered in the name of Cede & Co., as nominee of the Depositary, or such other name as may be requested by an authorized representative of the Depositary. The Notes may be transferred or exchanged only through the Depositary and its participants, except under the circumstances specified in the Indenture.

A-12

Exhibit B

B-1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ENBRIDGE INC.

Floating Rate Senior Notes due 2023

CUSIP No.: 29250N BD6

ISIN No.: US29250NBD66

No. R-1	US$500,000,000

ENBRIDGE INC., a corporation duly incorporated under the Companies Act of the Northwest Territories and continued and existing under the Canada Business Corporations Act (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Five Hundred Million Dollars on February 17, 2023, and to pay interest thereon from February 19, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 17, May 17, August 17 and November 17 in each year, commencing May 17, 2021 at the rate equal to Compounded SOFR (calculated pursuant to the provisions set forth on the reverse of this Note) plus 0.40% per annum (40 basis points), until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on the close of business on the Regular Record Date for such interest, which shall be the day immediately preceding the Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, in each case, all as more fully provided in said Indenture.

The amount of interest accrued and payable on this Note for each Interest Period will be equal to the product of (i) the outstanding principal amount of this Note multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of New York and Calgary, Alberta, Canada, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ENBRIDGE INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February ___, 2021

Deutsche Bank Trust Company Americas, As Trustee

By:
Name:
Title:

(REVERSE OF NOTE)

Enbridge Inc.

Floating Rate Senior Notes

due 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of February 25, 2005, between the Company and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of March 1, 2012, between the Company and the Trustee, and as further amended and supplemented by the Sixth Supplemental Indenture, dated as of May 13, 2019, among the Company, Spectra Energy Partners, LP (“SEP”), Enbridge Energy Partners, L.P. (“EEP” and, together with SEP, the “Guarantors”) and the Trustee (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated as the Floating Rate Senior Notes due 2023 of the Company, issued in initial aggregate principal amount of $500,000,000.

If any Interest Payment Date would otherwise be a day that is not a Business Day (as defined below) (other than the Interest Payment Date that is also the Maturity Date), the Interest Payment Date will be postponed to the immediately succeeding day that is a Business Day, except that if that Business Day is in the immediately succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date or a Redemption Date (as defined below) is not a Business Day, payment of principal and interest will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the Maturity Date or such Redemption Date.

Interest on the Notes will accrue from February 19, 2021.

The Notes will bear interest at a rate of Compounded SOFR for the applicable Interest Period or Initial Interest Period (each as defined below) plus 0.40% per annum (40 basis points) (the “Margin”); provided that the rate shall not be less than 0.00%. The “Initial Interest Period” will be the period from and including the original issue date to but excluding the initial Interest Payment Date. Thereafter, each “Interest Period” will be the period from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date; provided, that the final Interest Period for the Notes will be the period from and including the Interest Payment Date immediately preceding the Maturity Date of such Notes to but excluding the Maturity Date.

The amount of interest accrued and payable on the Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of days in such Interest Period divided by 360.

The Trustee or its successor appointed by the Company, will act as calculation agent (the “Calculation Agent”). “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or ..0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“d0” for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR in respect of that day “i”;

“ni,” for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

“d” is the number of calendar days in the relevant Observation Period;

“Observation Period” is (i) in respect of each Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the Interest Payment Determination Date for such Interest Period and (ii) in respect of the payment of any interest in connection with any redemption of the Notes, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in the Interest Period in which such redemption occurs to, but excluding, the date that is two U.S. Government Securities Business Days before such redemption;

“U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities; and

“Interest Payment Determination Date” is the date that is two U.S. Government Securities Business Days before each Interest Payment Date.

For the calculations set forth herein, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(a) the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(b) if the rate specified in (a) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

Notwithstanding anything to the contrary herein, if the Company or its designee (which may be the Calculation Agent only if the Calculation Agent consents to such appointment in its sole discretion with no liability therefor, a successor calculation agent, or such other designee of the Company acting as its agent as described in these benchmark transition provisions (any of such entities, a “Designee”)) determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below, will thereafter apply to all determinations of the rate of interest payable on the Notes.

For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

Effect of Benchmark Transition Event

(a) Benchmark Replacement. If the Company or its Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b) Benchmark Replacement Conforming Changes. . In connection with the implementation of a Benchmark Replacement, the Company or its Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(c) Decisions and Determinations. Any determination, decision or election that may be made by the Company or its Designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)            will be conclusive and binding absent manifest error;

(2)            if made by the Company, will be made in our its sole discretion;

(3)            if made by our the Company’s Designee, will be made after consultation with the Company, and the Designee will not make any such determination, decision or election to which we the Company objects; and

(4)            shall become effective without consent from any other party.

“Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its Designee as of the Benchmark Replacement Date:

(1)            the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)            the sum of: (a) the alternate rate of interest that has been selected by the Company or its Designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its Designee as of the Benchmark Replacement Date:

(1)            the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its Designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its Designee determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its Designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The Company will, subject to the exceptions and limitations set forth below, pay to the Holder of a Note who is a non-resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that every net payment on such Note, after deduction or withholding by the Company or of any Paying Agent for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in the Notes to be then due and payable (and the Company shall remit the full amount withheld to the relevant authority in accordance with applicable law); provided, however, that the Company will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under the Notes not dealing at arm’s length with the Company (within the meaning of the Income Tax Act (Canada)), (ii) being a “specified shareholder” (as defined in subsection 18(15) of the Income Tax Act (Canada)) of the Company, or (iii) not dealing at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of a Note or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the Holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the Holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a person on a Note if such payment can be made to such person without such withholding by at least one other Paying Agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on a Note;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Corporation or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

The Company will furnish to the Holders of the Notes by mail, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in this Note or the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

The Company may, at any time, and from time to time, issue additional Notes under the Indenture in unlimited amounts having the same terms as this Note, and such additional Notes will, together with this Note and any Notes which may be issued in exchange or substitution herefor, constitute a single series of Notes under the Indenture.

The Notes of this series will be subject to redemption at any time at a Redemption Price equal to the principal amount of the Notes, together with accrued and unpaid interest to the Redemption Date, upon the giving of notice by first-class mail at least 10 days, but not more than 60 days, before the Redemption Date to each Holder of the Notes to be redeemed, if the Company (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Company’s successor’s jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after February 16, 2021, the Company has or will become obligated to pay, on the next Interest Payment Date for the Notes, additional amounts with respect to any Notes of the series as described above, or (2) on or after February 16, 2021, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Company’s successor’s jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Company, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Company’s counsel, will result in the Company becoming obligated to pay, on the next Interest Payment Date, additional amounts with respect to any Note of the series, and the Company has determined that the obligation cannot be avoided by the use of reasonable available measures.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, certain obligations of the Company under the Indenture and this Note are guaranteed pursuant to guarantees endorsed hereon as provided in the Indenture.  Each Holder, by holding this Note, agrees to all of the terms and provisions of said guarantees.  The Indenture provides that either guarantor shall be released from its guarantee upon the occurrence of certain events.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of US$2,000 and integral multiples of US$1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are not defined in this Note and are defined in the Indenture shall have the meanings assigned to them in the Indenture.